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                                                                    EXHIBIT 23.3

DONNELLY MEINERS JORDAN KLINE
A PROFESSIONAL CORPORATION
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                         INDEPENDENT AUDITOR'S CONSENT

        We consent to the use in this Amendment No. 2 to the Registration Statement No.333-24189 of GFSI, Inc. of our report dated July 26, 1996 on the financial statements of Winning Ways, Inc. as of and for each of the two years in the period ended June 30, 1995 appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the headings "Summary Financial Data", "Selected Financial Data" and "Experts" in such Prospectus.



        Kansas City, Missouri
        July 22, 1997